                                                              EXHIBIT 23.8

                       CONSENT OF PAUL W. WHETSELL

   I hereby consent to being named a proposed director of MeriStar Hospitality Corporation and to the use of my name wherever it appears in the Registration Statement filed by American General Hospitality Corporation ("AGH") on Form S-4 and the Joint Proxy Statement/Prospectus for AGH and CapStar Hotel Company, which forms a part of the Registration Statement, and any amendments thereto.

Dated: May 18, 1998
                                                 /s/ Paul W. Whetsell
                                          By___________________________________

                                                   Paul W. Whetsell